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                                                                  EXHIBIT  10.47
                                      AGREEMENT

THIS AGREEMENT, made as of this 22nd day of March, 1996, to be effective from and after January 9, 1995, by and between WTC/Ecomaster Corp. , a Minnesota corporation and WTC Industries, Inc., a Delaware corporation (hereinafter collectively " WTC/Ecomaster "), and Jan H. Magnusson, a resident of Washington County, Minnesota (hereinafter "Magnusson").

                                     WITNESSETH:

WHEREAS, Magnusson is employed by WTC/Ecomaster; and

WHEREAS, in the course of his employment with WTC/Ecomaster, Magnusson obtains certain Confidential Information (as that term is hereafter defined) (the "Confidential Information") from WTC/Ecomaster.

NOW, THEREFORE, in such consideration of the mutual covenants and promises set forth herein, and the Payment and Release Agreement of even date hereof, the Parties hereto agree as follows:

    1- EMPLOYMENT. WTC/Ecomaster hereby employs Magnusson as its full-time Chief Executive Officer, or such other capacity as the Board of Directors may designate, to perform such duties as the Board of Directors of WTC Industries, Inc. shall from time to time direct. Magnusson's employment hereunder shall at all times be "at will," and Magnusson is subject to discharge and termination at any time and without cause, subject to 90 days prior written notice by either party. Magnusson's compensation shall be $84,000.00 for the first year, payable according to WTC/Ecomaster's payroll practices in effect from time to time. Magnusson shall be entitled to WTC/Ecomaster's standard medical/dental benefits, monthly automobile allowance of $550, as well as four weeks' paid vacation per year (including sick days). Magnusson shall be entitled to participate in any stock option plans in place or in the future adopted by WTC/Ecomaster.

    2- DEFINITION. As used herein, the term "Confidential Information" means any and all documents, practices, policies, trade secrets, procedures, customer lists, film and uses thereof, descriptive texts, financial data, accounting data, software, technical information and all other information whatsoever not generally known relating to WTC/Ecomaster which is provided or disclosed to Magnusson, or which Magnusson develops in the course of performing his duties for WTC/Ecomaster, unless there is an express written notation thereon that such information is not confidential. The provisions of paragraphs 3,4,5 and 6 shall not prohibit the use of Confidential Information by DentalPure Corp. for the development, manufacturing, and marketing of products to be sold for use in the practice of dentistry ("Dental Applications") or for


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    the distribution, marketing, and sale of products manufactured by
    WTC/Ecomaster for Global HealthShare Corp. ("Global Applications").

    3- USE. Any and all Confidential Information provided or disclosed to Magnusson shall be used by Magnusson for the sole and exclusive purpose of performing his duties for WTC/Ecomaster, and Magnusson shall not use any of the Confidential Information for any other purpose whatsoever except for use by DentalPure Corp. for Dental Applications and by Global HealthShare Corp. for Global Applications. Except as otherwise specifically provided in this Agreement, Magnusson shall not disclose, make available or divulge any of the Confidential Information, or any other trade secret, or other secret information, to any individual or entity, whether presently existing or hereafter formed. Magnusson agrees and acknowledges that the Confidential Information, and all part or portions thereof, are the sole and exclusive property of WTC/Ecomaster, absolutely and forever.

    4- DUTY OF CARE. At all times during which Magnusson shall be in possession of Confidential Information, Magnusson shall utilize, and cause DentalPure and Global to utilize, the highest degree of care to assure that Magnusson adheres to and complies with the terms and provisions of this Agreement.

    5- RETURN OF CONFIDENTIAL INFORMATION. Any and all Confidential Information in tangible form provided to Magnusson hereunder, together with any and all copies thereof and notes made therefrom, shall be returned to WTC/Ecomaster upon demand by WTC/Ecomaster.

    6- ACKNOWLEDGMENT. Magnusson acknowledges and agrees that any breach or violation of this Agreement or any disclosure or unauthorized use of any Confidential Information will cause irreparable harm and loss to WTC/Ecomaster for which there is no adequate remedy at law. Magnusson therefore consents to the issuance of an injunction or other equitable relief in favor of WTC/Ecomaster enjoining any such breach, violation, disclosure or use; provided that no such injunction or other relief shall be, or be considered to be, an election of remedies by WTC/Ecomaster or a replacement for or limitation of rights or remedies otherwise available to TC/Ecomaster.


    7- NON-COMPETE CLAUSE. Magnusson agrees that for so long as he is employed by the Company and for a period of 60 months after such employment ceases, he shall not directly or indirectly anywhere in the world start or participate in another organization or company which manufacures or markets iodinated resin, water purification devices, or water filtration devices. This paragraph shall not apply to DentalPure Corp. relating to Dental Applications and/or Global HealthShare Corp. marketing products made by the Company.

    8- SCOPE. If any covenant of Magnusson under this Agreement shall be held to be unenforceable because of its scope or duration, or the subject matter thereof;


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    Magnusson agrees that the court making such determination shall have the power to reduce or modify the scope, duration and/or subject matter of such covenant to the extent that allows the maximum scope, duration and/or subject matter permitted by applicable law.

    9- SURVIVAL. The restrictions and obligations of Magnusson under this Agreement shall bind Magnusson, its successors, heirs and assigns forever.

    10- NEGATION OF LICENSES. No rights or licenses, expressed or implied, are hereby granted to Magnusson under any patents, copyrights or trade secrets of WTC/Ecomaster.

    11- WAIVER. No waiver or modification of the provisions of this Agreement shall be effective unless the same is made in writing and signed by an authorized officer of WTC/Ecomaster, and no act or omission by WTC/Ecomaster shall be deemed a waiver.

    12- SEVERABILITY. Should any part of this Agreement, for any reason, be declared invalid, such declaration shall not affect the validity of any remaining portion, and such remaining portion shall remain in full force and effect as if this Agreement has been executed with the valid portion eliminated.

    13- GOVERNING LAW. This Agreement and legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements executed in Minnesota. In the event of any dispute between the parties regarding this Agreement and any of the associated documents, or the making or enforcement thereof, such dispute shall be first submitted to voluntary mediation using one mediator approved by the parties. If the parties are unable to choose a mediator within five days of the service of the request for mediation by one party upon the other, they shall each within ten days choose their own mediator and the two mediators shall then within five days choose a third mediator. If the parties are unable to resolve their dispute by mediation, upon the request by one party, the dispute shall be submitted to binding arbitration using one arbitrator chosen by a majority vote of the mediators. All issues involved in the arbitration such as discovery, case management, awards of attorney's fees and costs, shall be decided by the arbitrator and the decision by the arbitrator shall be binding and enforceable in a court of law. Such mediation and arbitration shall be held in Ramsey County, Minnesota, unless otherwise agreed to by the parties.

    14- BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, and assigns.

    IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed by duly authorized representatives of each of the parties.


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    1.  WTC/Ecomaster Corp.-- WTC Industries, Inc.

        BY:    /s/ Robert C. Klas, Sr.  TITLE:  Chairman of the Board
             ----------------------------      --------------------------



    2.         /s/ Jan H. Magnusson
             ----------------------------


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